UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2005

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

9600 Great Hills Trail, Suite 150W, Austin, Texas 78759
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (512) 231-8444

Copies to:

Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

The Registrant hereby amends its Current Report on Form 8-K dated November 3, 2005, filed with the Securities and Exchange Commission on November 3, 2005 (the "Original Form 8-K"), to (i) amend Item 5.02 and (ii) amend Item 9.01 to include the attached Exhibits 17.1 - Letter from Cotham, Hartwell & Evans to the Registrant, dated November 3, 2005 and 17.2 - Letter from Cotham, Hartwell & Evans to the Registrant, dated November 4, 2005.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
                    APPOINTMENT OF PRINCIPAL OFFICERS

On October 28, 2005 the Registrant’s Board of Directors received consent resolutions executed as of October 28, 2005, by the holders of more than two-thirds of the Registrant’s outstanding common shares removing J. William Rhea, IV from office as a director of the Registrant. The consent resolutions also instructed the Registrant’s Board of Directors to determine whether Mr. Rhea had breached the terms of his employment by the Registrant and, if so, to remove Mr. Rhea as an officer of the Registrant and to terminate Mr. Rhea’s employment by the Registrant.

On November 3, 2005 the Registrant’s Board of Directors unanimously resolved to remove Mr. Rhea from his position as Chief Executive Officer of the Registrant and terminate his employment, for cause.

On November 3, 2005, the Registrant filed the Original Form 8-K to report this information, and, as required by law, provided Mr. Rhea with an opportunity to furnish the Registrant with a letter stating whether he agreed with the statements made by the Registrant in the Original Form 8-K regarding his removal and, if not, stating the respects in which he does not agree. On November 3, 2005, the Registrant received a letter from Cotham, Hartwell & Evans, counsel for Mr. Rhea, describing Mr. Rhea’s view of his disagreement. This letter is attached hereto as Exhibit 17.1. On November 4, 2005, the Registrant received a second letter from Cotham, Hartwell & Evans, counsel for Mr. Rhea, further describing Mr. Rhea’s view of his disagreement. This letter is attached hereto as Exhibit 17.2.

The allegations made by Mr. Rhea, through counsel, and relating to his view of his disagreement with the Registrant are twofold: that he was terminated because he discovered that Bill Chester, a fellow director and officer, had a criminal record and that there was an effort by directors and shareholders of the Registrant to cover up this record, and that Phillip Wylie, a fellow director and outside legal counsel to the Registrant, had been accused in a civil action in the past of failing to discover that a former client had been engaged in a criminal ponzi scheme. In addition to being either patently false or completely pointless, these allegations fail to address in any way whatsoever the central disagreements between Mr. Rhea and the Registrant: his repeated violations of the terms of his employment by the Registrant and his suitability to discharge his responsibilities as Chief Executive Officer of a public company in light of numerous incidents which caused the Registrant’s Board of Directors to call into question his ethics, competency, and judgment during Mr. Rhea’s short tenure as CEO. These violations and incidents include, but are not limited to:

Illegal Personal Loans

•	The fact that Mr. Rhea wrote to himself, without informing, nor seeking the approval of, any other member of management of the Registrant or its Board of Directors, two checks dated September 1, 2005 and September 13, 2005 totaling $18,000 as advances on his regular salary in violation of Section 402(a) of the Sarbanes Oxley Act of 2002, which states:

It shall be unlawful for any issuer … directly or indirectly, including through any subsidiary, to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of that issuer.

The Special Committee which was formed to investigate this matter reported to the Registrant’s Board of Directors:

I spoke with Mr. Rhea about the salary advances and he acknowledged to me that he knew that he was taking money in advance of when it was due and that he did so intentionally. His excuse was that he needed the money for personal expenses.

Breach of Contract

•

The fact that the Registrant, pursuant to an agreement dated June 1, 2005 with Mr. Rhea, had agreed to pay his first three months’ salary in the form of a signing bonus and that Mr. Rhea had, in that agreement, specifically agreed that would not be paid any additional funds on account of his salary until September 30, 2005. The two checks dated September 1, 2005 and September 13, 2005 totaling $18,000 that Mr. Rhea wrote to himself were in clear violation of that agreement. The agreement stated:

With respect to Section 2(b) of the Agreement, in regard to payment of your base salary in the first year of the Agreement, the Agreement is hereby amended to provide that the Company shall pay you Sixty-eight Thousand Seven Hundred Fifty and No/100 Dollars ($68,750.00) on or about June 1, 2005, which is the first three months of your salary, as in effect a sign-on bonus, and your salary for the remainder of the Employment Period shall be paid in equal installments in accordance with the Company’s standard policy regarding payment of compensation to executives, but no less frequently than monthly, commencing with a payment on or about September 30, 2005.

Misappropriation of Funds

•

The fact that Mr. Rhea wrote to himself, without informing, nor seeking the approval of, any other member of management of the Registrant or its Board of Directors, three checks dated August 9, 2005, August 16, 2005 and August 30, 2005 totaling $8,000 as “expense advances”. The Special Committee which was formed to investigate this matter reported to the Registrant’s Board of Directors that Mr. Rhea stated that he would be submitting expense reports with the appropriate receipts attached to cover these expenses. These expense reports have never been submitted. In October 2005, in connection with the preparation of the Registrant’s interim financial statements for the period ended

September 30, 2005 Mr. Rhea provided accounting materials for the purpose of preparing the statements to the Registrant’s bookkeeper. The Registrant has been advised by the bookkeeper that Mr. Rhea did not submit any expense reports with these materials. On October 31, 2005 at a meeting between the Registrant’s Board of Directors and Mr. Rhea in Austin, Mr. Rhea specifically advised the Board that he had in fact prepared the missing expense reports and that, instead of providing these reports to the Registrant or its bookkeeper, he had given these expense reports to his lawyer. Mr. Rhea did not name his lawyer. Mr. Rhea was specifically requested by, and he specifically undertook to the Board to provide to the Board by 8:30 a.m. CST on November 1, 2005 the missing expense reports. No reports were provided. On November 1, 2005 the Registrant, through its outside general counsel, demanded in writing from Mr. Rhea the expense reports to substantiate the $8,000 which he withdrew from the Registrant’s bank account or to repay these monies to the Registrant. In the termination letter dated November 3, 2005 (filed as exhibit 99.1 to the Original Form 8-K) the Registrant reiterated its demand that Mr. Rhea provide the missing expense reports. To date, no expense reports have been provided. As a result of the foregoing, the Registrant has determined to account for the $8,000 as “misappropriated funds” and to pursue Mr. Rhea with all legal means at its disposal to recover the misappropriated funds.

Failure to Implement Internal Controls

•

The fact that Mr. Rhea, following his appointment as Chief Executive Officer did not implement any internal controls on the Registrant, including but not limited to ensuring that all checks issued by the Registrant required two signatures, until he was specifically instructed to do so by the Special Committee.

•	The fact that Mr. Rhea admitted that he carried the registrant’s Checkbook around in his briefcase instead of safely securing it in the Registrant’s offices.

Threatened Lawsuit against the Registrant

•

The fact that shareholders of Mr. Rhea’s former employer have filed a derivative action to gain standing to sue the Registrant for hiring Mr. Rhea in breach of his non- competition agreement with that former employer as a direct result of Mr. Rhea’s lawsuit against these shareholder.

•	The fact that Mr. Rhea mislead other board members as to the existence and true status of the derivative action.

•	The fact that Mr. Rhea did not disclose to the Registrant when it hired him that he was subject to a non-competition agreement with that former employer.

•	The fact that Mr. Rhea subsequently represented to the Board of Directors of the Registrant that he had been released from this non-competition agreement when in fact no such release existed.

•

The fact the Mr. Rhea willfully and intentionally failed in obey the instructions of the Registrant’s Board of Directors to withdraw his lawsuit against these shareholders or cause his former employer to deliver to the Registrant a written release from his non- competition agreement with the former employer.

•

The fact that Mr. Rhea has devoted, during the course of his employment by the Registrant, a substantial portion of his time and effort to pursuing this and other lawsuits relating to his former employment in breach of his employment agreement with the Registrant.

•

The fact the Mr. Rhea breached his representations to members of the Board of Directors of the Registrant that these matter would not interfere in any way whatsoever with the performance of his duties to the Registrant as Chief Executive Officer.

Other Matters

The Registrant's Board of Directors, working with independent legal counsel, is undertaking a complete investigation into all of the activities of Mr. Rhea during his short tenure with the Registrant. The Registrant's Board of Directors is also conducting an inquiry into the activities of Mr. Chester, whose relationship with the Registrant is discussed below. Once it has made its findings, the Board intends to take all appropriate additional actions consistent with the best interest of shareholders.

The Registrant's Board of Directors would also like to respond to Mr. Rhea’s implication that the increase in the Registrant’s share price since he was appointed as Chief Executive Officer is proof of his value to the Registrant by noting that in the two days since it was publicly disclosed by the Registrant that Mr. Rhea was dismissed for cause, the Registrant’s share price has in fact increased, suggesting that the Registrant is more valuable without Mr. Rhea than with him. In addition, the Registrant's Board of Directors would like to identify that none of the Registrant’s properties, funding sources, management members, significant contractors or drilling resources, which together account for the appreciation in the Registrant’s share price, were obtained through relationships of Mr. Rhea.

Specific Reponses to Mr. Rhea’s Allegations

Bill Chester

In response to Mr. Rhea’s first allegation, that he was terminated because he discovered that a fellow director and officer had a criminal record, the Registrant confirms that it accepted the resignation of Mr. Chester at the first Board of Directors meeting after being presented with evidence of Mr. Chester’s criminal record by Mr. Rhea.

The Registrant also reports that all improper expenses incurred by Mr. Chester and disclosed in the Report of the Special Committee have been repaid to the Registrant and that Mr. Chester, subsequent to his resignation, has written a letter to the Registrant in which he apologizes for not advising the Board of his criminal record. The Registrant’s Board of Directors is satisfied with that apology.

Mr. Chester states in this letter:

My resignation from Terax Energy, Inc. had nothing to do with my failure to report that [the criminal record] to you. My resignation was based solely on Mr. Rhea’s inability to do the job as Chief Executive Officer, and his lack of leadership. Mr. Rhea was taking credit for work that other people were doing for Terax and I couldn’t accept that, and I felt that it was best for me to resign

Contrary to the statement by Mr. Rhea in the attached Exhibit 17.2, there was, and is, no disagreement between the Registrant and Mr. Chester as that term is used in Form 8-K. Mr. Chester did not disclose to the Registrant that he had been convicted of bank fraud and money laundering relating to events that took place in the 1980s. Mr. Chester has subsequently advised the Registrant that he had been informed by his counsel that the rules of the Securities and Exchange Commission did not require that he disclose this fact. Mr. Chester acknowledges that nonetheless it was a mistake not to disclose this fact to the Registrant’s Board of Directors.

The Registrant’s Board of Directors has reviewed the impressive list of accomplishments by Mr. Chester and the numerous letters of commendation provided by people that Mr. Chester has worked alongside in building the business of the Registrant and has concluded that without Mr. Chester’s efforts the Registrant would not currently be conducting drilling activities but would instead be paralyzed under the incompetent leadership of Mr. Rhea.

The Registrant further reports that while it accepted the resignation of Mr. Chester as director and officer, it has determined to continue to retain the services of Mr. Chester as a consultant on a day rate basis and that the Registrant’s Board of Directors plans to reconsider the scope of Mr. Chester’s long term future with the Registrant once it has completed its investigations.

The Registrant also notes the following: Mr. Rhea states that he “grew suspicious” of Mr. Chester on September 30, 2005 and raised these suspicions with a representative of certain of the Registrant’s shareholders. The Registrant questions Mr. Rhea’s sincerity given that these suspicions arose directly after Mr. Chester reported to Mr. Wylie that Mr. Rhea had written himself checks in “what appeared to be unusual circumstances”. The Registrant further notes that Mr. Rhea does not state that, upon growing suspicious of Mr. Chester, he took any action as Chief Executive Officer. Instead he states that he relied upon the advice of a shareholder representative.

The preceding calls into question the true motivation for Mr. Rhea’s investigation of Mr. Chester. Mr. Rhea’s failure to take matters into his own hands also calls into question whether he is qualified to be a Chief Executive Officer of a public company.

On October 31, 2005 at the meeting between the Registrant’s Board of Directors and Mr. Rhea in Austin, Mr. Rhea specifically advised the Board that he made no attempts to investigate Mr. Chester until after he had been informed that a shareholders’ resolution removing him as a director was to be circulated to the shareholders of the Registrant. It should be noted that he did advise the Board that he asked his wife to do a “Google” search on Mr. Chester. Mr. Rhea’s statement in Exhibit 17.2 that after the October 24, 2005 meeting he advised Mr. Wylie that Mr. Chester met the description of Billy Wayne Chester is misleading to the point of being false: Mr. Rhea in fact advised Mr. Wylie of his discovery on the night of October 27, after he had traveled to Vancouver to meet with representatives of certain shareholders of the Registrant on October 27 and 28, 2005 concerning Mr. Rhea’s unsatisfactory job performance, and did not provide Mr. Wylie any evidence relating to his discovery until the afternoon of October 28, 2005.

It is the Registrant’s position that Mr. Rhea’s investigation of Mr. Chester was a direct result of the fact that Mr. Chester reported Mr. Rhea’s misappropriation of the Registrant’s funds to Mr. Wylie and Mr. Rhea’s realization that the shareholders of the Registrant were calling him to account for his performance as Director and Chief Executive Officer. It was motivated not in the best interests of the Registrant (for if it had been he would have begun his investigations prior to October 24, 2005) but rather in a feeble attempt to focus attention away from his own failings and onto another member of the management team.

Mr. Rhea states that these funds were “mysteriously” deposited in the Registrant’s bank account. There is no mystery: these funds were advanced to Mr. Chester by a representative of certain of the Registrant’s shareholders as a personal loan.

Phillip A. Wylie, Esq.

Mr. Rhea states that he “discovered” that Mr. Wylie was “accused” of being counsel for an investment scheme but states that Mr. Wylie was not accused of being a willing participant in the scheme. Mr. Rhea’s statements are a thinly veiled and unsophisticated attempt to besmirch the reputation of Mr. Wylie for the purpose of directing attention away from his own failings. Mr. Wylie has requested that the Registrant include the following statement in this Report:

Several years ago, the law firm that Mr. Wylie was with at the time represented an individual named Brian Stearns in two loan transactions, the purchase of two aircraft and miscellaneous other real estate and general corporate matters. Mr. Stearns was later indicted and convicted of engaging in a ponzi scheme to defraud investors from his wife’s hometown in central Texas. At Mr. Stearns’ criminal trial, the government, which had previously seized all of Mr. Stearns’ assets, conclusively proved that not only had he defrauded the investors, but that he had also duped Mr. Wylie and numerous others as part of his scheme. Although Mr. Wylie and his law firm were neither aware of, nor participated in, the ponzi scheme, they were nevertheless sued in a civil action by the defrauded investors. The plaintiffs’ attorneys were aware prior to filing the lawsuit that Mr. Wylie’s law firm had insurance coverage in an amount that was more than sufficient to pay all of their clients’ claims. In pre-trial mediation, the parties were able to agree to settlement terms, and the claims were settled. Mr. Wylie’s law firm believed that neither Mr. Wylie nor the law firm were guilty of any wrong doing but they nevertheless chose to settle because, in the opinion of firm management, the costs of continued litigation, in terms of both money and productive time of Mr. Wylie and others within the firm, would far exceed the amount of the settlement.

Mr. Wylie has discharged his duties as a director impartially and in the best interests of the Registrant. The Registrant is satisfied that the issues raised by Mr. Rhea have no bearing on Mr. Wylie’s character, while the fact that Mr. Rhea believes them to be relevant speaks volumes about his.

Rex White

Mr. White resigned as a director of the Registrant on October 31, 2005, prior to the Board of Directors meeting. Mr. White had not attended any meetings of the Registrant’s Board of

Directors. Mr. White did not resign due to a disagreement with the Registrant: he resigned due to the fact that he simply did not wish to become caught up in the preceding.

Violations of Section 5.02 (a) Form 8-K and an Intent to Mislead

Mr. Rhea alleges, through counsel, that the Registrant improperly excluded his November 3, 2005 letter from filing as an exhibit with the 8-K filed by the Registrant on November 3, 2005. Firstly, the Registrant did not receive a final copy of Mr. Rheas’ counsel’s letter until a short time before the filing deadline that afternoon. Moreover, Item 502(a)(3)(iii) of Form 8-K clearly provides that correspondence received from the former director is to be filed within two business days after receipt. The Registration is satisfying this requirement by filing these letters as exhibits to this Form 8-K/A.

Mr. Rhea further alleges that Registrant improperly excluded information concerning the resignations of Messrs. Chester and Rex. The resignations of Messrs. Chester and White did not arise as a result of any stated disagreement with the Registrant. A statement by Mr. Chester to such effect is contained above. As such, there is no duty to describe the circumstances surrounding their resignations.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Exhibit Title of Description
Number

17.1	Letter from Cotham, Hartwell & Evans dated November 3, 2005

17.2	Letter from Cotham, Hartwell & Evans dated November 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2005

TERAX ENERGY, INC.

By: “John W. Legg“
        Name: John W. Legg
        Title: Director